UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 31, 2025

(Date of earliest event reported)

Winvest Group Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-56204	27-2052033
(State of Incorporation)	(Commission File Number)	(IRS EIN)

50 West Liberty Street, Suite 880

Reno, NV 89501

(Address of principal executive offices)

(775) 996-0288

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - Departure of Certain Officers; Election of Directors; Appointment of Certain Officers

On July 31, 2025, Winvest Group Ltd. (the “Company”) received formal written notice from Ms. Charlene Logan Kelly confirming her resignation from the position of Chief Intellectual Officer (CIO), effective as of June 28, 2025. Ms. Logan Kelly’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

In recognition of her contributions during the early-stage development of the Company, and pursuant to a one-time board resolution, the Company will issue 90,000 restricted shares of common stock to Ms. Logan Kelly as full and final equity consideration. These shares were granted as a standalone issuance for services previously rendered, and are subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended.

The Company wishes Ms. Logan Kelly continued success in her future endeavors.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Winvest Group Ltd.

Dated: July 31, 2025	By:	/s/ Jeffrey Wong
Jeffrey Wong, CEO

3